Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

CYTYC CORPORATION COMPLETES

ACQUISITION OF ADIANA, INC.

Marlborough, Mass., March 16, 2007 – Cytyc Corporation (Nasdaq: CYTC), a leading provider of surgical and diagnostic products targeting women’s health and cancer diagnostics, today announced that it has closed the acquisition of Adiana, Inc., a privately-held company that has developed a novel, non-incisional alternative to tubal ligation for permanent contraception for women. The acquisition was announced on February 26, 2007 and closed today.

“We believe the acquisition of Adiana provides another terrific growth opportunity and we are very excited to expand our surgical product offerings into reproductive health,” said John P. McDonough, president of Cytyc Development Company. “We believe this acquisition is an excellent strategic fit for Cytyc as it complements our NovaSure® Endometrial Ablation System and it allows us to leverage our formidable worldwide sales force, which is focused on delivering clinical solutions to the OB/GYN community.”

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer added, “This acquisition further enhances our position as the premier women’s health company. As we stated earlier, we expect this acquisition to achieve earnings per share breakeven within three quarters after FDA approval and with the help of the Adiana team, are laser focused on bringing this innovative product to market.”

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation. Cellient is a trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press

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Cytyc Corporation Completes Acquisition of Adiana, Inc.

release which are not strictly historical statements, including, without limitation, statements relating to the expected benefits of the transaction, Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of Cytyc and Adiana that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the successful integration of Adiana into Cytyc’s business subsequent to the closing of the transaction, adverse reactions to the proposed transaction by customers, suppliers, and strategic partners, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically, such as pharmaceuticals, and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and the strength of approved labeling claims, compliance risks related to healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2006 Annual Report on Form 10-K filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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